UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021 (July 13, 2021)

Knoll, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12907	13-3873847
(Commission	(I.R.S. Employer
File Number)	Identification No.)

1235 Water Street
East Greenville, Pennsylvania	18041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 679-7991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of Knoll, Inc., a Delaware corporation (“Knoll”) was held virtually via the Internet on July 13, 2021 at 8:30 AM, Eastern Time. The Special Meeting was held in order to vote upon the proposals set forth in the definitive joint proxy statement of Knoll and Herman Miller, Inc. (“Herman Miller”), which also constitutes a prospectus of Herman Miller, filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2021 (as amended and supplemented by Knoll in its Current Report on Form 8-K, filed with the SEC on July 1, 2021, the “Joint Proxy Statement/Prospectus”) relating to the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of April 19, 2021 (the “Merger Agreement”), among Herman Miller, Heat Merger Sub, Inc. and Knoll.

As of the close of business on June 7, 2021, the record date for the Special Meeting, there were 49,440,762 shares of Knoll’s common stock, par value $0.01 per share (“Knoll Common Stock”), outstanding (excluding shares of restricted stock that are not entitled to vote) and 169,165 shares of Knoll’s Series A Convertible Preferred Stock, par value $1.00 per share (“Knoll Preferred Stock” and, together with Knoll Common Stock, “Knoll Capital Stock”), outstanding, representing a total of 59,539,913 shares of Knoll Common Stock eligible to vote at the Special Meeting (with the holders of Knoll Preferred Stock voting on an as-converted basis). A total of 46,593,473.21 shares of Knoll Common Stock (including shares of Knoll Common Stock underlying the Knoll Preferred Stock) were present in person (via the Special Meeting website) or by proxy at the Special Meeting, representing 78.26% of the total voting power of the holders of Knoll Capital Stock voting as a single class (with the holders of Knoll Preferred Stock voting on an as-converted basis), which constituted a quorum to conduct business at the Special Meeting. Each holder of Knoll Common Stock was entitled to one vote for each share of Knoll Common Stock held of record as of the record date for the Special Meeting, and each holder of Knoll Preferred Stock was entitled to one vote for each share of Knoll Common Stock underlying each share of Knoll Preferred Stock held of record as of the record date for the Special Meeting, which was equivalent to 59.7 votes per share of Knoll Preferred Stock.

The following are the voting results of the proposals considered and voted upon at the Special Meeting, each of which is described in the Joint Proxy Statement/Prospectus :

Proposal No. 1

To adopt the Merger Agreement. The proposal was approved by the votes indicated below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
46,310,610.21	225,928	56,935	0

Proposal No. 2

To approve, by a non-binding advisory vote, certain compensation that may be paid or become available to Knoll’s named executive officers that is based on or otherwise relates to the Merger. The proposal was approved by the votes indicated below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
45,327,713.21	1,191,748	74,012	0

Proposal No. 3

To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1 or to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus is timely provided to Knoll stockholders. Although the proposal was approved by the votes indicated below, an adjournment of the Special Meeting was not necessary due to the approval of Proposal No. 1.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
44,231,376.21	2,284,310	77,787	0

Item 8.01 Other Events

On July 13, 2021, Knoll and Herman Miller issued a joint press release announcing the voting results from the Special Meeting and the special meeting of shareholders of Herman Miller held on July 13, 2021 in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Joint Press Release, dated July 13, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLL, INC.

By:	/s/ Michael A. Pollner
Name:	Michael A. Pollner
Title:	Senior Vice President, Chief Administrative Officer, General Counsel & Secretary

Date: July 14, 2021